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                                                                     Exhibit 21

                        PACIFICARE HEALTH SYSTEMS, INC.
                              LIST OF SUBSIDIARIES


NAME OF SUBSIDIARY                                        STATE OF INCORPORATION
- ------------------                                        ----------------------

Advanced Delivery Systems Management Company              California
Barbis Advertising                                        Florida
California Dental Health Plan, Inc.                       California
Clinica Pasteur, Inc.                                     Florida
Clinica Pasteur Laguna & Sweetwater, Inc.                 Florida
COMPREMIER, Inc.                                          California
Covantage, Inc.                                           Delaware
CRM Insurance Services, Inc.                              California
Dental Plan Administrators, Inc.                          California
Health in Dade, Inc.                                      Florida
Health in Miami Beach, Inc.                               Florida
Health Managers of Texas, Inc.                            Texas
Interstate Medical Equipment, Inc.                        Florida
Ismael Hernandez, M.D. & Associates, P.A.                 Florida
LifeLink, Inc.                                            Delaware
MediCor, Inc.                                             Texas
Optica Pasteur, Inc.                                      Florida
Oregon Health Management Company                          California
PacifiCare Administrative Services, Inc.                  California
PacifiCare Administrative Services of Florida, Inc.       Florida
PacifiCare Behavioral Health, Inc.                        Delaware
PacifiCare Benefit Administrators, Inc.                   Washington
PacifiCare Life and Health Insurance Company              Indiana
PacifiCare Life Insurance Company                         Arizona
PacifiCare Military Health Systems, Inc.                  Delaware
PacifiCare of California                                  California
PacifiCare of Florida                                     Florida
PacifiCare of Oklahoma, Inc.                              Oklahoma
PacifiCare of Oregon, Inc.                                Oregon
PacifiCare of Texas, Inc.                                 Texas
PacifiCare of Washington, Inc.                            Washington
PacifiCare Pharmacy Centers, Inc.                         California
PacifiCare Ventures, Inc.                                 California
PacifiCare Wellness Company                               California
PacifiClinic, P.C.                                        Oregon
PC-CWD Vista Associates                                   California
Pasteur Delivery Systems, Inc.                            Florida
Pasteur Pharmacy, Inc.                                    Florida
Pasteur Systems, Inc.                                     Florida
Preferred Health Resources, Inc.                          Washington
Secure Horizons USA, Inc.                                 California
West Dade Professional Services, Inc.                     Florida
Woodbridge Management Company                             California


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